UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
DTE Energy Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
DTE ENERGY COMPANY
ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 8, 2025
8:00 a.m. (EDT)

Virtual Only
Important Notice Regarding the Availability of Proxy Materials for the
DTE Energy Company Annual Meeting of Shareholders to be Held on May 8, 2025 (“Notice”)
This Notice is hereby given that the Annual Meeting of Shareholders of DTE Energy Company will be held in virtual-only format on Thursday, May 8, 2025 at 8:00 a.m. (EDT).
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Company’s 2025 proxy statement and Annual Report on Form 10-K are available to view at www.proxydocs.com/dte.
If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please see the reverse side of this notice on how to receive a paper copy.
Admission
To register for the virtual meeting along with voting your shares, please follow the instructions below:
• Visit www.proxydocs.com/dte on your smartphone, tablet or computer.
• As a shareholder, you will then be required to enter your control number which is located above.
• After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

Matters to be acted upon at the meeting are listed below:
The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4, and AGAINST Proposal 5.
Proposal 1: Elect twelve members of the Board of Directors for one-year terms ending in 2026.

01	Nicholas K. Akins	05	Gail J. McGovern	09	Robert C. Skaggs, Jr.
02	David A. Brandon	06	Mark A. Murray	10	David A. Thomas
03	Deborah L. Byers	07	Gerardo Norcia	11	Gary H. Torgow
04	Charles G. McClure, Jr.	08	Cassandra Santos	12	Valerie M. Williams

Proposal 2:    Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.
Proposal 3:    Provide a nonbinding vote to approve the Company’s executive compensation.
Proposal 4:    Vote to approve the DTE Energy Company 2025 Long-Term Incentive Plan.
Proposal 5:    Vote on a shareholder proposal, if properly presented, relating to elimination of the holding period for shares required to call a special shareholder meeting.

Shareholders may vote on any other matter that properly comes before the meeting.

THIS IS NOT A FORM FOR VOTING
You may immediately vote your proxy on the Internet at:
www.proxypush.com/dte
Use the Internet to vote your proxy 24 hours a day, 7 days a week. For DTE Energy Savings Plan participants, Internet voting is available through 11:59 p.m. (EDT) on May 5, 2025.
•Please have this Notice available. Follow the instructions to vote your proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:
:    Internet/Mobile - Access the Internet and go to www.investorelections.com/dte. Follow the instructions to log in, and order copies.
(    Telephone - Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
*    E-Mail - Send us an e-mail at paper@investorelections.com with “DTE Materials Request” in the subject line.
The e-mail must include:
•The 11-digit control # located in the box in the upper right hand corner on the front of this notice.
•Your preference to receive printed materials via mail -or- to receive an e-mail with links to the electronic materials.
•If you choose e-mail delivery you must include the e-mail address.
•If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the e-mail.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 24, 2025.
If you do not make this request, you will not receive a paper copy.

Important Information about the Notice of Proxy Materials
This notice regarding the online availability of proxy materials (Notice) is provided to certain shareholders in place of the printed materials for the upcoming Annual Meeting of Shareholders.
In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This will help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the annual shareholder meeting, proposals to be considered at the meeting and the Internet site where the proxy materials may be found.